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                                                                    EXHIBIT 32.1


      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James D. Tilton, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report on Form 10-K of Phoenix Interests, Inc. for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Interests, Inc.


Dated: May 6, 2009                      By: /s/ James D. Tilton, Jr.
                                            ------------------------------------
                                            James D. Tilton, Jr.
                                            Chief Executive Officer